                                 Exhibit (m)(7)

 FundCircuit Program Services Agreement dated as of March 31, 2002 between Bear
    Sterns Securities Corporation, One Group Dealer Services, Inc., Banc One
          Investment Advisors Corporation and One Group Mutual Funds.

                          BEAR STEARNS SECURITIES CORP.
                               FUNDCIRCUIT PROGRAM
                               SERVICES AGREEMENT

         This Agreement is made as of March 31, 2002, between Bear, Stearns Securities Corp. ("Bear Stearns"), One Group Dealer Services, Inc., Banc One Investment Advisors Corporation, and One Group Mutual Funds.

         WHEREAS, the Fund Company is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, Bear Stearns serves as clearing broker for certain introducing broker-dealers ("Authorized Correspondents") pursuant to an Agreement for Securities Clearance Services (the "Clearing Agreement");

         WHEREAS, in its capacity as a clearing broker for the Authorized Correspondents, Bear Stearns performs traditional operational and clearing functions, including execution and clearance of trades and holding customers' funds and securities;

         WHEREAS, in its capacity as clearing broker for the Authorized Correspondents, and with respect to its own customers, Bear Stearns will execute orders for shares of mutual funds that participate in the FundCircuit Program free of transaction charges;

         WHEREAS, the Fund Company desires Bear Stearns to perform certain record keeping, shareholder communication and other services listed on Schedule III for the Funds and for the benefit of Investors;

         WHEREAS, the services listed on Schedule III shall be performed pursuant to the terms and conditions as set forth herein;

         WHEREAS, the Fund Company and Bear Stearns agree to transact business in the manner prescribed in Schedule III attached hereto;

         NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1.       Services.
                  --------

                  During the term of this Agreement, Bear Stearns or the Authorized Correspondents will perform services as set forth in Schedule III attached hereto (the "Services"). Schedule III may be amended from time to time with mutual consent of the parties.

         2.       Certain Definitions.
                  -------------------

                  a. "Authorized Correspondent" means various introducing broker-dealer/correspondents for which Bear Stearns acts as clearing agent.

                  b. "Bear Stearns Indemnified Parties" means Bear Stearns, its control persons and their respective subsidiaries and affiliates and their officers, directors, employees and agents.

                  c. "Clearing Agreement" means the Agreement for Clearing Services or any similar agreement between Bear Stearns and any Authorized Correspondent, including any rider, annex and supplement thereto.

                  d. "Fund" means each series or class of each Fund Company, individually and not jointly, listed on Schedule I, as amended from time to time. In the event that there are no series or classes of shares listed on
Schedule I, the term "Fund" shall mean the "Participating Fund Company."

                  e. "Fund Affiliate" means any of the following that has signed this Agreement: (i) an investment adviser to the Funds, (ii) administrator for the Funds; (iii) the principal underwriter or distributor for the Funds; or (iv) transfer agent for the Funds.

                  f. "FundCircuit Program" means the Bear Stearns "no transaction fee" program through which customers of the Authorized Correspondents may purchase shares of the Funds without a transaction fee.

                  g. "Fund Company" means each registered investment company, individually and not jointly, that has signed this Agreement.

                  h. "Fund Indemnified Parties" means any Fund Party that executes this Agreement, its control persons and their respective subsidiaries and affiliates and their officers, directors, employees and agents.

                  i. "Fund Parties" means the Fund Company and the Fund Affiliates.

                  j. "Investor" means a customer of an Authorized Correspondent.

                  k. "Load Fund" means a Fund that charges a front-end sales load, which may be subject to certain waivers (including, among other things, shares, sold through a "wrap" program, to certain retirement accounts, or in accounts subject to an investment advisory fee).

                  l. "Participating Fund Company" means each registered investment company, individually and not jointly, listed on Schedule I, as amended from time to time.

                  m. "Program Shares" means any shares of the Funds that are (i) eligible for purchase by Investors without transaction charges through the FundCircuit Program and actually purchased; (ii) beneficially owned by Investors; and (iii) held in a clearing account by Bear Stearns in its capacity as a clearing broker on behalf of the Authorized Correspondent. Program Shares may be subject to certain minimum purchase amount criteria, as may be modified from time to time. Such minimum purchase amount is a per-Fund minimum without aggregation between Funds in the same Fund family.

         3.       Fees.
                  ----

                  a. For performance of the Services, Bear Stearns will receive a fee (the "Fee") with respect to the Program Shares. Fees will be calculated and paid as provided in Schedule IV to this Agreement. Fees are solely for shareholder servicing (directly or indirectly through Bear Stearns in its capacity as clearing broker) and do not constitute payment in any manner for investment advisory, distribution, trustee or custodial services.

                  b. The Fund Parties represent that fees paid under this Agreement will be paid out (i) by the Funds pursuant to a duly adopted shareholder servicing plan or Rule 12b-1 distribution plan; (ii) by the Fund Affiliate out of its own resources; (iii) by the Funds, out of other fees presently being charged to the shareholders pursuant to the terms of the current prospectus; or (iv) a combination of the foregoing.

                  c. In the event that Schedule III is revised, the parties agree, in good faith, to negotiate a revision of fees set forth in Schedule IV.

         4.       Purchase of Shares of Load Funds.
                  --------------------------------

         Shares of Load Funds are available through the FundCircuit Program only at net asset value. Authorized Correspondents who process purchases for shares of Load Funds through the FundCircuit Program, with respect to the shares of such Load Funds may be required: (a) to be registered as an investment adviser, to charge an investment advisory fee, or (b) to charge a "wrap fee." Each Authorized Correspondent, not Bear Stearns, is responsible for complying with the terms of each Load Fund's prospectus with respect to the requirements to register as an investment adviser and/or to charge a fee with respect to the shares.

         5.       Transaction Charges.
                  --------------------

         Bear Stearns has informed the Authorized Correspondents that they shall not assess against, or collect from, Investors any transaction fee upon the purchase or redemption of any Fund's shares that meet the minimum purchase criteria established from time to time, except as noted in Section 6 below, Investor purchases not meeting the criteria of Program Shares (as described in the Fund prospectus) may be charged a transaction fee by the Authorized Correspondent, and will not be included in service fee invoices presented to the Funds for payment.

         6.       Short-Term Redemption and Transfers.
                  -----------------------------------

                  a. The Fund Parties acknowledge that Bear Stearns may apply a redemption fee for any short-term redemption of shares purchased within specified time frames.

                  b. The Fund Parties acknowledge that the Authorized Correspondents reserve the right to apply a fee for the transfer by a Shareholder of any Fund Position purchased within specified time frames.

                  c. Bear Stearns represents that it has notified or will notify the Authorized Correspondents that they should discourage short-term trading and market timing of Investors that are their customers.

         7.       Indemnification.
                  ---------------

                  a. The Fund Parties that have executed this agreement, individually and not jointly, hereby agree to indemnify the Bear Stearns Indemnified Parties and each Authorized Correspondent against any and all losses, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) incurred by any of them and arising as a result of
(i) any untrue or alleged untrue statement of a material fact contained in the prospectus, including the statement or additional information incorporated by reference therein, as amended or supplemented from time to time, or the omission of a material fact required to be stated therein or necessary to make thc statements therein not misleading; or (ii) any material violation by a Fund Party of any of the terms of this Agreement, except to the extent that such losses, claims, damages and liabilities arise out of Bear Stearns' willful misconduct, negligence or breach of this agreement by any Bear Stearns Indemnified Party.

                  b. Bear Stearns will indemnify and hold harmless the Fund Indemnified Parties that have executed this Agreement against any and all losses, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) incurred by any of them and arising as a result of
(i) Bear Stearns' dissemination or information regarding the Fund that is materially incorrect and that was not provided to Bear Stearns, or approved by the Fund Parties; or (ii) Bear Stearns' willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that the losses are, a result of the negligence, willful misconduct, or breach of this Agreement by any Fund Indemnified Party.

                  c. In any event, no party shall be liable for any special, consequential or incidental damages.

                  d. Indemnification by Bear Stearns does not extend to any acts for which an Authorized Correspondent would be responsible pursuant to the Clearing Agreement with Bear Stearns.

                  e. This Paragraph 7 will survive the termination of this Agreement.

         8.       Role of Parties.
                  ---------------

                  a. The Parties acknowledge and agree that the services under this Agreement are record keeping, shareholder communication, and related services only and are not the services of an underwriter or a principal underwriter within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), or the 1940 Act. This Agreement does not grant Bear Stearns or the Authorized Correspondents any right to purchase shares from any Fund (although it does not preclude them from purchasing any such shares), nor does it constitute the appointment of Bear Stearns or the Authorized Correspondent as agent of the Participating Fund Company for purposes of selling shares of any Fund to any dealer or to the public. To the extent an Authorized Correspondent is involved in the purchase of shares of any Fund by Investors, such involvement will be as agent of such Investors only.

                  b. In the case of each Fund Company that is organized as a trust or series thereof, the declarations of trust for each trust refers to the trustees collectively as trustees and not as individuals personally, and that the declaration of trust provides that no shareholder, trustee, officer, employee or agent of the trust shall be subject to the claims against or obligations or the trust to any extent whatsoever, but that the trust estate only shall be liable.

         9.       Information To Be Provided.
                  --------------------------
                  The Fund Parties shall:

                  a. provide Bear Stearns, prior to the effectiveness of this Agreement, or as soon thereafter as possible, with a copy of the current prospectus and statement of additional information for each Fund participating in the program described herein.

                  b. provide Bear Stearns with written copies of any amendments to or changes in such documents as soon as possible after such amendments or changes become available.

                  c. promptly notify Bear Stearns, in writing, with respect to any Fund, a change in name, CUSIP number, or security symbol.

         10.      Representations and Warranties.
                  ------------------------------

                  a. Representations and Warranties of Bear Stearns. Bear
                     ----------------------------------------------
Stearns represents and warrants to the Fund Parties that:

                            (i) It is a corporation duly organized and existing
and in good standing under the laws or the State of Delaware.

                            (ii) It is duly qualified to carry on its business
in the State of Delaware and in each other jurisdiction in which its activities require it to be so qualified.

                            (iii) It is empowered under applicable laws and by
its charter and by-laws to enter into and perform this Agreement.

                            (iv) All requisite corporate proceedings have been
taken to authorize it to enter into and perform its obligations under this Agreement.

                            (v) It is a broker-dealer registered under the
Securities Exchange Act or 1934, as amended, and a member in good standing of the National Association or Securities Dealers, Inc. and will remain as such for the term of this Agreement.

                            (vi) It has and will continue to have access to the
necessary facilities, equipment and personnel to perform its duties and obligations arising out of this Agreement.


                  b. Representations and Warranties of the Fund Company. Each
                     --------------------------------------------------
Fund Company, severally and not jointly, represents and warrants to Bear Stearns that:

                            (i) It is duly organized and existing and in good
standing under the laws of the state of its organization.

                            (ii) It is empowered under applicable laws and by
its charter documents and by-laws to enter into and perform its obligations under this Agreement.

                            (iii) All corporate proceedings required by its
charter documents and bylaws have been taken to authorize it to enter into and perform this Agreement.

                            (iv) It is an open-end, management investment
company registered under the 1940 Act, as amended.

                            (v) A registration statement under the 1933 Act is
currently effective and will remain effective, and appropriate state securities law filings have been made, and will continue to be made, with respect to all shares of each Fund being offered for sale.

                            (vi) Performance of the Fund Company's obligations
under this Agreement will not violate any law, regulation, agreement or the Fund Company's registration statement, as amended.

                  c. Representations and Warranties of the Fund Affiliate. The
                     ----------------------------------------------------
Fund Affiliates represent and warrant to Bear Stearns that:

                            (i) They are duly organized and existing and in good
standing under the laws of the state of its organization.

                            (ii) They are empowered under applicable laws and by
their charter documents and by-laws to enter into and perform its obligations under this Agreement.

                            (iii) All corporate proceedings required by its
charter documents and by laws have been taken to authorize it to enter into and perform this Agreement.

                            (iv) They are either (a) a broker-dealer registered
under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), and a member in good standing of the National Association of Securities Dealers, Inc.;
(b) an investment adviser registered under the Investment Advisers Act of 1940, as amended; (c) a transfer agent registered under the 1934 Act; or (d) a bank duly chartered under federal or state law and exempt from registration as a broker-dealer or investment adviser.

                            (v) Each Participating Fund Company is an open-end,
management investment company registered under the 1940 Act, as amended.

                            (vi) With respect to each Participating Fund
Company, a registration statement under the 1933 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of each Fund being offered for sale, except as a Fund Party may specifically advise Bear Stearns, in writing, with respect to any state in which the shares of a Fund are not registered.

                            (vii) Performance of the Fund Affiliates'
obligations under this Agreement will not violate any law, regulation, agreement or a Participating Fund Company's registration statement, as amended.

         11.      Notices.
                  -------

                  Notices under this Agreement shall be deemed to have been duly given if delivered by hand or facsimile: (a) if to Bear Stearns, 245 Park Avenue, New York, New York 10167, Attention: General Counsel and (b) it to a Fund Party, at its address or facsimile number set forth below on the signature page or Schedule I of this Agreement, or in each case, such other address as may be notified to the other party. Notice may also be given by first class mail or overnight courier and shall be effective as of the date of actual receipt.

         12.      Nonexclusivity.
                  --------------

                  Each party acknowledges that the other may enter into agreements, similar to this one, with other parties, for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

         13.      Assignability.
                  -------------

                  This Agreement is void upon its assignment to the extent fees are paid under a 12b-1 distribution plan. Otherwise, this Agreement is not assignable by any party without the other party's prior written consent. Any attempted assignment in contravention hereof shall be null and void; provided, however, (that Bear Stearns may, without the Fund Parties' consent, assign its rights and obligations under this Agreement to any Affiliate that is a registered broker-dealer or transfer agent.

         14.      Use of Names.
                  ------------

                  The Fund Parties hereby authorize Bear Stearns and the Authorized Correspondents to use the names and other identifying marks of the Fund Parties and each Fund in connection with the FundCircuit Program and the provision of services under this Agreement. The Fund Parties may withdraw this authorization at any time as to any particular use of any such name or identifying marks (a) upon a Fund Party's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of thc Fund Party; (b) if the Fund Party reasonably determines that materials using such names and identifying marks are inaccurate or misleading; or (c) if the Authorized Correspondent or Bear Stearns is no longer providing the services to Investors as described in this Agreement. The parties agree that, if requested by the other party, they will discuss and consider in good faith any standards or specifications relating to the use or proposed use of the names and other identifying marks of the Fund Parties. Upon request, Bear Stearns and the Authorized Correspondent shall provide the Fund Parties with copies of any literature and other materials that refer to any of the Fund Parties.

         15.      Schedules.
                  ---------

                  All Schedules attached to this Agreement (as they may be amended from time to time) are, by this reference, incorporated into, and made a part of, this Agreement.

         16.      Entire Agreement; Amendment.
                  ---------------------------

                  This Agreement (including the Schedules and any rider or addendum, if any, attached to this Agreement), together with the Operating Agreement, if any, constitute the entire agreement between the parties with regard to the subject matter herein. Additionally, these materials supersede any and all agreements, representations and warranties, whether written or oral, made prior to the execution of this Agreement. This Agreement and the Schedules attached hereto (other than Schedule 1) may be amended only by a writing executed by each party to be bound by the Amendment.

         17.      Governing Law.
                  -------------

                  This Agreement will be governed by, and interpreted under, the laws of the State of New York as applied to contracts entered into and to be performed entirely within that state.

         18.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

         19.      Effectiveness of Agreement-Termination.
                  --------------------------------------

                  a. This Agreement will become effective as to a Fund as of:
(i) the date set forth on Schedule I opposite the name of the Fund; or (ii) such later date as Bear Stearns may, in its discretion, designate.

                  b. This Agreement shall have an initial term of one (1) year and shall automatically renew for successive one year terms thereafter. After the initial two year term it may be terminated, as to one or more Funds (as reflected in Schedule 1), by either party (i) upon sixty (60) days' written notice to the other parties; (ii) upon such shorter notice as is required by law, order or instruction from a court of competent jurisdiction, regulatory body, or self-regulatory organization with jurisdiction over the terminating party; (iii) automatically, effective on the day following termination of any shareholder servicing plan or rule l2b-1 distribution plan adopted and maintained pursuant to Rule l2b-1 under the 1940 Act by any Fund that has such a Plan in effect as of the effective date of this Agreement, provided that a portion of the Fee is paid pursuant to such Plan; or (iv) terminate by vote, of Board or majority of shareholders. Notwithstanding anything to the contrary contained in Paragraph 20 (b) of the Agreement, this Agreement will terminate automatically with respect to the Fund Affiliate in the event that the Fund Affiliate ceases to serve as principal underwriter or distributor of the Funds.

                  c. Upon termination as to a Fund, Fund Parties will not be obligated to pay the fee with respect to any Program Shares of the Fund that become part of an Investor's account maintained by Bear Stearns in its capacity as a clearing broker after the date of such termination. However, notwithstanding any such termination, the Fund Party will remain obligated to pay fees as to each share of such Fund that was considered when calculating the fee as of the date or termination (a "Pre-Termination Share"), for so long as
(i) such Pre-Termination Share is held in any Authorized Correspondent brokerage account and Such Authorized Correspondent continues to perform the services and otherwise complies with this Agreement as to such shares, and (ii) it is legal for the Fund Party to do so. The Fund Party shall reimburse Bear Stearns promptly for any reasonable expenses that Bear Stearns or an Authorized Correspondent incurs in effecting any termination of this Agreement, including, but not limited to, delivery to the Fund Party of any records, instruments, or documents reasonably requested by the Fund Party. Notwithstanding anything to the contrary contained in Paragraph 20 (c) of the Agreement, payment obligations with respect to Pre-Termination Shares will cease in the event the Fund Affiliate ceases to serve as principal underwriter or distributor for the Funds.

         20.      Multiple Parties.
                  ----------------

                  Every reference to a Fund will be deemed a reference solely to the particular Fund (as set forth in Schedule I, as may be amended from time to time). Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. In particular, and without otherwise limiting the scope of this paragraph, Bear Stearns shall have no right to set off claims of a fund by applying property of any other Fund.

         IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Agreement.

Bear, Stearns Securities Corp.

By:      /s/ Michael Zackman
    ----------------------------------------

Print Name: Michael Zackman
            --------------------------------

Title: Senior Managing Director
       -------------------------------------

One Group Mutual Funds Fund Company, on behalf of the individual Funds listed on
Schedule I, individually and not jointly,

By:      /s/ Robert L. Young
    ----------------------------------------

Print Name:       Robert L. Young
            --------------------------------

Title:   VP & Treasurer
       -------------------------------------

Address: 1111 Polaris Parkway, Columbus, OH 43271-1235

Fax: (614) 213-6331
     ---------------------------------------


One Group Dealer Services, Inc.

Fund Affiliate

By:      /s/ Mark A. Beeson
    ----------------------------------------

Print Name:       Mark A. Beeson
            --------------------------------

Title:   President
       -------------------------------------

Address: 1111 Polaris Parkway, Columbus, OH 43271-1235

Fax: (614) 213-6331
     ---------------------------------------


Banc One Investment Advisors Corporation

Fund Affiliate

By:      /s/ Michael V. Wible
    ----------------------------------------

Print Name:       Michael V. Wible
            ------------------------

Title:   Secretary
       -------------------------------------

Address: 1111 Polaris Parkway, Columbus, OH 43271-0211

Fax: (614) 213-6331
     ---------------------------------------


Multiple Fund Parties may execute this page in counterparts.

                                   Schedule I

                          Participating Fund Companies

If executed by the Fund Company: By executing this Agreement, the Fund Company, on behalf of the Funds listed below, severally and not jointly, hereby agrees to become a party to this Agreement.

If executed by the Fund Affiliate: By executing this Agreement, the Fund Affiliate has agreed to become a party to this Agreement with respect to the Funds listed below.

-------------------------------------------------------------------------------------------------------------------------
Fund Company             Fund Name                  Class        Security     CUSIP #         Inception
                                                                 Symbol                       Date of
                                                                                              Fund
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

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-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

* See Attached

                                   Schedule II

                Operational Procedures Relevant to the Agreement

Purchase and redemption orders; settlement of trades; and account activity and distribution information shall be processed using NSCC Fund/SERV and/or Networking interfaces in the customary manner prescribed by NSCC, or as amended by mutual agreement in writing.

                                  Schedule III

Some or all of the following services will be provided by Bear Stearns or by Authorized Correspondents, as needed:

1.       Record Maintenance
         ------------------

Maintenance of the following records with respect to a Fund for each Investor who holds Program Shares:

         a.       Number of shares;
         b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
         c. Name and address of the Investor, including zip codes and social security numbers or taxpayer identification numbers;
         d.       Records of distributions and dividend payments;
         e.       Any transfers of shares; and
         f.       Other records required by law.

2.                Shareholder Communications
                  --------------------------

Bear Stearns or each Authorized Correspondent will:

         a. Provide to a shareholder mailing agent employed by each Fund for the purpose of mailing certain Fund-related materials the names and addresses of all Investors of the Authorized Correspondents who hold shares of such Fund in their brokerage accounts. Such shareholder mailing agent will be a person or entity engaged by such Fund as the parties may agree. The Fund-related materials to be sent by such agent shall consist updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements, and other appropriate shareholder communications;

         b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon Investor request as required by law and, as applicable, with confirmation statements;

         c. Mail statements to Investors on a monthly basis; (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such Investors and the net asset value of such Fund as of a recent date;

         d. Respond to shareholder inquiries and provide services related to maintenance of shareholder accounts; and

         e. Produce and mail to Investors confirmation statements reflecting purchases and redemptions of each Fund in the FundCircuit Program

3.       Networking Level 3: All record maintenance and shareholder
         ------------------
communications will be accomplished using Networking Level 3.

                                   Schedule IV
                                      Fees

For performance of the services set forth in the Agreement, Bear Stearns, on behalf of each Authorized Correspondent listed on Schedule I, will receive a service fee calculated as follows:

Aggregate Value of Program Shares

Fee Rate Percentage
Per Annum of Average
Daily Value of fund Shares          0.25%

A. For Funds that pay the Fee through a rule 12b-1 distribution plan, the Fund Parties must provide Bear Stearns with the method of calculation. The Funds shall pay the Fee through the CommissionServ system.

B. For Funds that pay the Fee without a rule 12b-I distribution plan, the Fee will be payable monthly upon receipt of an invoice by the Fund Party from Bear Stearns. The total market value of Program Shares will be calculated daily and averaged throughout the exact number of days in the month to arrive at the average daily market value.

One Group Funds                                         (800) 480-4111
-----------------------------------------------------------------------------------------------------------
              Fund                                            Class         Symbol           Cusip
-----------------------------------------------------------------------------------------------------------
One Group Arizona Municipal Bond Fund                          A           OAMAX            681939740
-----------------------------------------------------------------------------------------------------------
One Group Balanced Fund                                        A           OGASX            681937470
-----------------------------------------------------------------------------------------------------------
One Group Bond Fund                                            A           PGBOX            68231N776
-----------------------------------------------------------------------------------------------------------
One Group Diversified Equity Fund                              A           PAVGX            681939815
-----------------------------------------------------------------------------------------------------------
One Group Diversified International Fund                       A           PGIEX            68231N867
-----------------------------------------------------------------------------------------------------------
One Group Diversified Mid Cap Fund                             A           PECAX            68231N701
-----------------------------------------------------------------------------------------------------------
One Group Equity Income Fund                                   A           OIEIX            681937785
-----------------------------------------------------------------------------------------------------------
One Group Equity Index Fund                                    A           OGEAX            681937827
-----------------------------------------------------------------------------------------------------------
One Group Government Bond Fund                                 A           OGGAX            681937330
-----------------------------------------------------------------------------------------------------------
One Group High Yield Bond Fund                                 A           OHYAX            68231N107
-----------------------------------------------------------------------------------------------------------
One Group Income Bond Fund                                     A           ONIAX            681937652
-----------------------------------------------------------------------------------------------------------
One Group Intermediate Bond Fund                               A           OGBAX            681937264
-----------------------------------------------------------------------------------------------------------
One Group Intermediate Tax Free Bond Fund                      A           ONTAX            681937587
-----------------------------------------------------------------------------------------------------------
One Group International Equity Index Fund                      A           OEIAX            681937561
-----------------------------------------------------------------------------------------------------------
One Group Investor Balanced Fund                               A           OGIAX            681939575
-----------------------------------------------------------------------------------------------------------
One Group Investor Conservative Growth Fund                    A           OICAX            681939641
-----------------------------------------------------------------------------------------------------------
One Group Investor Growth and Income Fund                      A           ONGIX            681939617
-----------------------------------------------------------------------------------------------------------
One Group Investor Growth Fund                                 A           ONGAX            681939674
-----------------------------------------------------------------------------------------------------------
One Group Kentucky Municipal Bond Fund                         A           OKYAX            681937371
-----------------------------------------------------------------------------------------------------------
One Group Large Cap Growth Fund                                A           OLGAX            681937249
-----------------------------------------------------------------------------------------------------------
One Group Large Cap Value Fund                                 A           OLVAX            681937876
-----------------------------------------------------------------------------------------------------------
One Group Louisiana Municipal Bond Fund                        A           PGLAX            681939773
-----------------------------------------------------------------------------------------------------------
One Group Market Expansion Index Fund                          A           NONE             68231N826
-----------------------------------------------------------------------------------------------------------
One Group Michigan Municipal Bond Fund                         A           PEIAX            68231N644
-----------------------------------------------------------------------------------------------------------
One Group Mid Cap Growth Fund                                  A           OSGIX            681937728
-----------------------------------------------------------------------------------------------------------
One Group Mid Cap Value Fund                                   A           OGDIX            681937751
-----------------------------------------------------------------------------------------------------------
One Group Municipal Income Fund                                A           OTBAX            681937421
-----------------------------------------------------------------------------------------------------------
One Group Ohio Municipal Bond Fund                             A           ONOHX            681937843
-----------------------------------------------------------------------------------------------------------
One Group Short-Term Bond Fund                                 A           OGLVX            681937629
-----------------------------------------------------------------------------------------------------------
One Group Short-Term Municipal Bond Fund                       A           NONE             68231N735
-----------------------------------------------------------------------------------------------------------
One Group Small Cap Growth Fund                                A           PGSGX            681939849
-----------------------------------------------------------------------------------------------------------
One Group Small Cap Value Fund                                 A           PSOAX            68231N305
-----------------------------------------------------------------------------------------------------------
One Group Tax-Free Bond Fund                                   A           PMBAX            68231N685
-----------------------------------------------------------------------------------------------------------
One Group Treasury and Agency Fund                             A           OTABX            681939526
-----------------------------------------------------------------------------------------------------------
One Group Ultra Short-Term Bond Fund                           A           ONUAX            681937314
-----------------------------------------------------------------------------------------------------------
One Group West Virginia Municipal Bond Fund                    A           OGWAX            681939716
-----------------------------------------------------------------------------------------------------------